EXHIBIT 21
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SUBSIDIARIES OF REGISTRANT
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         The  Company  has  the  following  subsidiaries  including  significant subsidiaries as defined in Regulation S-X, each incorporated in the jurisdiction stated opposite its name. All of the following subsidiaries are 100% owned by the Company. The Company has additional subsidiaries, which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as such term is defined in Regulation S-X.

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

Bandag A.G. ........................................................Switzerland
Bandag Canada Ltd. ......................................................Canada
Bandag Europe N.V. .....................................................Belgium
Bandag Licensing Corporation.  ............................................Iowa
Bandag Incorporated of S.A. (Proprietary) Limited .................South Africa
Bandag New Zealand Limited .........................................New Zealand
Bandag do Brasil Ltda ...................................................Brazil
Bandag B.V. ........................................................Netherlands
Bandag de Mexico, S.A. de C.V. ..........................................Mexico
BTC, Inc. .............................................................Delaware
Tire Distribution Systems, Inc. .......................................Delaware
Tire Management Solutions, Inc. ...........................................Iowa